NOTE MODIFICATION AGREEMENT


           THIS NOTE MODIFICATION AGREEMENT (this "Agreement") is made as of June 30, 1998, by and between CONNECTICUT SUBACUTE CORPORATION, a Delaware corporation ("Borrower"), and HRPT PROPERTIES TRUST, formerly known as Health and Retirement Properties Trust, a Maryland real estate investment trust ("Lender").

                              W I T N E S S E T H :

           WHEREAS, pursuant to an Amended and Restated Working Capital Promissory Note, dated July 29, 1996 (as amended, the "Note"), made by Borrower to the order of Lender, Lender made a loan (the "Loan") to Borrower in the original principal amount of up to Four Million Dollars ($4,000,000); and

           WHEREAS, Borrower and Lender now wish to extend the maturity date of the Loan;

           NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

           1. The Maturity Date (as such term is defined in the Note) of the
Note is hereby extended to June 30, 1999.

           2. As amended hereby, the Note is ratified and confirmed and declared to be in full force and effect.

           IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement under seal as of the date above first written.

                                    BORROWER:

                                    CONNECTICUT SUBACUTE CORPORATION


                                    By: /s/ Mark J. Finkelstein
                                        ----------------------------
                                        Its: President


                                    LENDER:

                                    HRPT PROPERTIES TRUST


                                    By: /s/ David J. Hegarty
                                        ----------------------------
                                        Its: President